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                                                                    EXHIBIT 99.1


                        [PSEG INVESTOR NEWS LETTERHEAD]


                                                                October 18, 2004


             HOPE CREEK NUCLEAR UNIT TO BEGIN REFUELING OUTAGE EARLY

         Decision Follows October 10 Shutdown Due to Steam Pipe Failure

            Unexpected Replacement Power Costs and O&M Will Pressure PSEG's 2004 Earnings Guidance of $3.15 to $3.35 Per Share


         PSEG Power, the wholesale energy subsidiary of Public Service Enterprise Group (PSEG), has informed the Nuclear Regulatory Commission (NRC) that its Hope Creek nuclear station will transition to a planned refueling outage following the unit's shutdown on October 10 due to a steam pipe failure.

         Refueling was to have begun on October 28 and conclude in mid-December. However, an earlier start of the refueling may provide an opportunity for an earlier return-to-service date.

         Chris Bakken, PSEG's chief nuclear officer and president of PSEG Nuclear, said in a message to employees that the "best course of action is to keep the unit off line and transition to the refueling outage now." Bakken added: "After this outage, I expect Hope Creek will be a much stronger plant, prepared for a safe and reliable cycle."

         Thomas O'Flynn, PSEG's chief financial officer, said the extension of the refueling outage is expected to increase replacement power costs and O&M by about $12 million (after taxes) or 5 cents per share of PSEG common stock in the fourth quarter. "These added costs will pressure the low end of PSEG's 2004 guidance of $3.15 to $3.35 per share," O'Flynn said.

         Hope Creek was manually taken out of service as a result of a failed eight-inch discharge line from the "A" moisture separator to the main condenser in Hope Creek's turbine building. "Our preliminary investigation of the event has revealed equipment and personnel performance issues, which we will address prior to the restart of the unit," Bakken said.

         In a letter over the weekend to the NRC, Bakken outlined the key actions that will be completed prior to resumption of service. A copy of the NRC letter is attached and is available at www.pseg.com/nrcletter.





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================================================================================
                            FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.
================================================================================


(Letter to NRC attached.)





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                                October 17, 2004
                                LR-N04-0472

Mr. Samuel J. Collins, Regional Administrator
United States Nuclear Regulatory Commission
Region I
475 Allendale Road
King of Prussia, PA  19406-1415

PSEG ACTIONS IN RESPONSE TO OCTOBER 10, 2004 SCRAM
HOPE CREEK GENERATING STATION
DOCKET NO. 50-354

Dear Mr. Collins,

The purpose of this letter is to provide the Nuclear Regulatory Commission (NRC) with an overview of our plans to respond to the Hope Creek steam leak of October 10, 2004. As the NRC staff is aware, on October 10, 2004, Public Service Enterprise Group (PSEG) Nuclear personnel manually shutdown the Hope Creek Generating Station reactor in response to a steam leak in the turbine building. The steam leak was due to a failed eight (8) inch discharge line from the "A" Moisture Separator to the Main Condenser. Our preliminary investigation of the event has revealed equipment and personnel performance issues. PSEG is appropriately focused on maintaining the plant in a safe condition and continues to aggressively investigate this event. In light of the significance of this event, PSEG Nuclear is providing a summary of the actions planned and underway.

Hope Creek Generating Station is currently in cold shutdown. PSEG Nuclear does not plan to recommence power operation until completion of the Hope Creek refueling outage in December 2004. Prior to startup, we will complete the following actions:

1.   Complete a root cause analysis of the event.

2. Address the adequacy of operator response and Technical Specification usage during the event.

3. Address the significant equipment issues surrounding this transient and the associated impact on plant operations.





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                                       2

Mr. Samuel J. Collins
LR-N04-0472

4. Complete the extent of condition review and inspections pertaining to the failed line and components.

5.   Repair the failed moisture separator discharge line.

6. Complete necessary operations procedure changes and associated training due to issues identified in post trip review. These changes will include augmenting the procedural guidance for reactor level and pressure control.

7.   Review our Operational Challenge Response (OCR) process for improvements.

PSEG Nuclear will keep the NRC staff informed about progress on these actions. Should questions arise regarding this plan of action, please contact Ms. Christina Perino, Director, Licensing and Nuclear Safety, at (856) 339-1989.


                                           Sincerely,


                                           A. Christopher Bakken, III
                                           President & Chief Nuclear Officer



Attachment






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                                       3

Mr. S. J. Collins
LR-N04-0472


C     United States Nuclear Regulatory Commission
      Document Control Desk
      Washington, DC 20555

      Mr. Daniel Collins, Salem & Hope Creek Project Manager
      U. S. Nuclear Regulatory Commission
      One White Flint North
      Mail Stop 08C2
      Washington, DC 20555-001

      USNRC Senior Resident Inspector - Salem (X24)

      USNRC Senior Resident Inspector - Hope Creek (X24)

      Mr. K. Tosch, Manager IV
      Bureau of Nuclear Engineering
      P. O. Box 415
      Trenton, NJ 08625